EXHIBIT 99.1



JOINT FILING AGREEMENT



In accordance with Rule 13d-1(k) of the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a statement on Schedule 13D with respect to the common stock, without nominal or par value per share, of George Foreman Enterprises, Inc., and further agree that this Joint Filing Agreement shall be included as an Exhibit to such joint filing. The undersigned further agree that any amendments to such statement on Schedule 13D shall be filed jointly on behalf of each of them without the necessity of entering into additional joint filing agreements.



The undersigned further agree that each party hereto is responsible for timely filing of such statement on Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning such party contained therein; provided that no party is responsible for the completeness or accuracy of the information concerning any other party, unless such party knows or has reason to believe that such information is inaccurate.



This Joint Filing Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original instrument, but all of such counterparts together shall constitute but one agreement.



IN WITNESS WHEREOF, the undersigned have executed this Joint Filing Agreement as of 14th day of March, 2008.




                                   DOT COM INVESTMENT CORPORATION

                                   By: /s/ Seymour Holtzman
                                      --------------------
                                      Name: Seymour Holtzman
                                      Title: President


                                   JEWELCOR MANAGEMENT, INC.

                                   By: /s/ Seymour Holtzman
                                       --------------------
                                       Name: Seymour Holtzman
                                       Title: President


                                 HOLTZMAN OPPORTUNITY FUND, L.P.
                                 By: Holtzman Financial Advisors, LLC,
                                 its General Partner
                                 By: SH Independence, LLC,its Managing Member

                                   By: /s/ Seymour Holtzman
                                       --------------------
                                       Name: Seymour Holtzman
                                       Title: Manager

                                   SH INDEPENDENCE, LLC

                                       By: /s/ Seymour Holtzman
                                       ------------------------------
                                       Name: Seymour Holtzman
                                       Title: Managing Member

                                   HOLTZMAN FINANCIAL ADVISORS, LLC
                                   By: SH Independence, LLC, its Managing Member

                                       By: /s/ Seymour Holtzman
                                       ------------------------------
                                       Name: Seymour Holtzman
                                       Title: Manager


                                      JEWELCOR INVESTMENTS LLC

                                      By:  JEWELCOR MANAGEMENT, INC.,
                                      its Managing Member



                                     By:  / s / Seymour Holtzman
                                     -------------------------------
                                     Name:  Seymour Holtzman
                                     Title:    President


                                       /s/ Seymour Holtzman
                                       --------------------
                                       Seymour Holtzman


                                       /s/ Evelyn Holtzman
                                       -------------------
                                       Evelyn Holtzman